                                                                 EXHIBIT 10.9

================================================================================

                         AGREEMENT AND PLAN OF EXCHANGE


                                  BY AND AMONG


                        GROUP MAINTENANCE AMERICA CORP.

                                      AND

                               THE HOLDER OF THE
                           OUTSTANDING CAPITAL STOCK
                                       OF
                             CHARLIE CRAWFORD, INC.
                           (D/B/A CHARLIE'S PLUMBING)


                                 JUNE 25, 1997

===============================================================================

Confidential information has been omitted from this document and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

                               TABLE OF CONTENTS

                                                                            Page
1.  THE CLOSING............................................................  -1-
    1.1.  The Closing Date.................................................  -1-
          ----------------
    1.2.  Post-Closing Adjustment..........................................  -1-
          -----------------------
    1.3.  Arbitrating Accountants..........................................  -2-
          -----------------------

2.  REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.......................  -3-
    2.1.  Exhibit 2........................................................  -3-
          ---------
    2.2.  Stock Ownership..................................................  -3-
          ---------------
    2.3.  Authority........................................................  -3-
          ---------
    2.4.  Consents.........................................................  -3-
          ---------

3.  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE...........................  -4-
    3.1.  Representations and Warranties...................................  -4-
          ------------------------------
          3.1.1.  Organization.............................................  -4-
                  ------------
          3.1.2.  Capitalization of Transferee.............................  -4-
                  ----------------------------
          3.1.3.  Authority................................................  -4-
                  ---------
          3.1.4.  Consents.................................................  -4-
                  --------
          3.1.5.  Defaults.................................................  -4-
                  -------
          3.1.6.  Investment Company.......................................  -5-
                  ------------------
          3.1.7.  Financial Statements.....................................  -5-
                  --------------------
          3.1.8.  Taxes....................................................  -5-
                  -----
          3.1.9.  Full Authority...........................................  -5-
                  --------------
          3.1.10.             Access.......................................  -5-
                              ------
          3.1.11.             Disclosure...................................  -6-
                              ----------
          3.1.12.             Transferee Material Adverse Effect...........  -6-
                              ------------------------------------

4.  CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS.........................  -6-
    4.1.  Transfer Restrictions............................................  -6-
          ---------------------
    4.2.  Adoption of Shareholders Agreement...............................  -6-
          ----------------------------------
    4.3.  Employment Agreement.............................................  -6-
          --------------------
    4.4.  Lease............................................................  -6-
          -----
    4.5.  Covenant Not to Compete..........................................  -6-
          -----------------------
    4.6.  Escrow Agreement.................................................  -7-
          ----------------
    4.7.  Certain Election.................................................  -8-
          ----------------
          4.7.1.  Securities Sale Election.................................  -8-
                  ------------------------
          4.7.2.  Rescission Election......................................  -9-
                  -------------------
          4.7.3.  Arbitration regarding Rescission or Transfer............. -10-
                  --------------------------------------------
          4.7.4.  Other.................................................... -10-
                  -----
    4.8.  Additional Elections............................................. -10-
          --------------------
          4.8.1.  Securities Acquisition Election.......................... -10-
                  -------------------------------
          4.8.2.  Transfer Transaction Election............................ -11-
                  -----------------------------


          4.8.3.  Other.................................................... -12-
                  -----
    4.9.  Release.......................................................... -12-
          -------
    4.10. Release of Transferor............................................ -12-
          ---------------------
    4.11. Elimination of Expense........................................... -12-
          ----------------------
    4.12. Note Repayments.................................................. -13-
          ---------------
    4.13. Exchange of GMAC Preferred Stock................................. -13-
          --------------------------------
    4.14. Transition Covenant.............................................. -13-
          -------------------
    4.15. Other Closing Documents.......................................... -14-
          -----------------------
    4.16. Indemnity for Certain Uninsured Losses........................... -14-
          --------------------------------------
5. SURVIVAL, INDEMNIFICATIONS.............................................. -14-
    5.1.  Survival......................................................... -14-
          --------
    5.2.  Indemnification.................................................. -15-
          ---------------
          5.2.1.  Transferee Indemnified Parties........................... -15-
                  ------------------------------
          5.2.2.  Transferee Indemnity..................................... -15-
                  --------------------
    5.3.  Limitations...................................................... -16-
          -----------
    5.4.  Notice........................................................... -16-
          ------

6. MISCELLANEOUS........................................................... -17-
    6.1.  Notice........................................................... -17-
          ------
    6.2.  Further Documents................................................ -18-
          -----------------
    6.3.  Assignability.................................................... -18-
          -------------
    6.4.  Exhibits and Schedules........................................... -18-
          ----------------------
    6.5.  Sections and Articles............................................ -18-
          ---------------------
    6.6.  Entire Agreement................................................. -18-
          ----------------
    6.7.  Headings......................................................... -18-
          --------
    6.8.  CONTROLLING LAW, JURISDICTION AND VENUE.......................... -19-
          ---------------------------------------
    6.9.  Public Announcements............................................. -19-
          --------------------
    6.10. No Third Party Beneficiaries..................................... -19-
          ----------------------------
    6.11. Amendments and Waivers........................................... -19-
          ----------------------
    6.12. No Employee Rights............................................... -20-
          ------------------
    6.13. Non-Recourse..................................................... -20-
          ------------
    6.14. When Effective................................................... -20-
          --------------
    6.15. Number and Gender of Words....................................... -20-
          --------------------------
    6.16. Invalid Provisions............................................... -20-
          ------------------
    6.17. Multiple Counterparts............................................ -20-
          ---------------------
    6.18. Expenses......................................................... -20-
          --------

                         AGREEMENT AND PLAN OF EXCHANGE


   THIS AGREEMENT AND PLAN OF EXCHANGE (this " Agreement") is made this 25th day of June 1997, between GROUP MAINTENANCE AMERICA CORP., a Texas corporation ("Transferee") and the holder ("Transferor") of all of the outstanding capital stock of Charlie Crawford, Inc. (d/b/a Charlie's Plumbing), a Texas corporation (the "Company").

   WHEREAS, Transferee and Transferor desire to provide for the transfer by Transferor to Transferee of the outstanding shares of capital stock of the Company in exchange for cash, common stock and preferred stock of Transferee;

   WHEREAS, for federal income tax purposes, it is intended that such transfer and exchange shall qualify as an exchange under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;

   WHEREAS, Transferee has adopted and Transferee and Transferor have executed and delivered a Section 351 Plan;

   NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                1.  THE CLOSING

   1.1.   The Closing Date.  For purposes of this Agreement, the term "Closing
          ----------------
Date" shall mean the date hereof. On the Closing Date, as soon as practicable after the execution of this Agreement, a Closing (the "Closing") shall occur.
At the Closing, Transferor shall deliver to Transferee Transferor's stock certificates evidencing all of Transferor's shares of common stock, no par value, of the Company ("Company Common Stock") and a completed letter of transmittal, and Transferee shall deliver to the Escrow Agent (as defined in Section 4.6 below) $1,429,564 in cash (the "Closing Cash Consideration"), certificates evidencing 678,920 shares of Series B Preferred Stock, $.001 par value, of Transferee with a liquidation preference of $1.00 per share ("GMAC Preferred Stock") and certificates evidencing 285,374 shares of common stock, $.001 par value, of Transferee ("GMAC Common Stock"). One hundred thousand dollars ($100,000) of the Cash Consideration shall be allocated as consideration for the covenant not to compete set forth in Section 4.5.

   1.2.   Post-Closing Adjustment.
          -----------------------

   (i) As promptly as practicable, and in any event no later than one hundred twenty (120) days after the date hereof, Transferee shall cause to be prepared and delivered to Transferor a statement (the "Statement") showing (a) a calculation, based on the books and records of the Company as of the end of the month immediately preceding the Closing Date (the "Closing Balance Sheet Date"), of the Long-Term Debt (as defined below), the Current Assets (as defined below) and the Current Liabilities (as defined below), and (b) the Final Cash Consideration (determined as set forth below). Within twenty (20) days following receipt of the Statement, Transferor shall deliver written notice to Transferee describing with specificity any error, omission or other discrepancy in the Statement. Transferor and Transferee will each work in good faith to resolve any such discrepancy for a period of not less than twenty (20) days following Transferee's receipt of such notice from Transferor. After such period, either party may elect to refer the matter for determination according to the procedure described in Section 1.3 below. If Transferee does not receive such written notice within such 20 day period, the Statement shall be conclusively presumed to be accurate and complete in all respects.

   (ii) The Closing Cash Consideration has been determined by agreement of Transferee and Transferor as being an acceptable estimate of 90% of the Final Cash Consideration payable to Transferor hereunder. To arrive at the Final Cash Consideration, there shall be deducted from (or added to) $XXX (a) the amount, if any, by which Long-Term Debt as shown on the Statement exceeds (or is less than) $XXX, as applicable, (b) the amount, if any, by which (1) Current Assets minus (2) the sum of (A) XXX times Current Liabilities (other than Transaction Costs (as defined in Section 6.18)) and (B) XXX times Transaction Costs, is less than (or is greater than) $XXX, as applicable, and (c) the estimated amount, if any, by which the actual expenses of the Company of the type described in Exhibit 4.11 which are accrued by the Company from the Closing Balance Sheet Date to the Closing Date exceed an amount equal to the product of
(i) $XXX times (ii) the number of days prior to the Closing Date in the calendar month of Closing divided by 365.

   (iii) If the Final Cash Consideration as shown on the Statement exceeds the Closing Cash Consideration, Transferee will pay to the Escrow Agent the amount of the excess in cash within 10 days after the date of delivery of the Statement to Transferor. If the Closing Cash Consideration exceeds the Final Cash Consideration, as shown on the Statement, Transferor and Transferee will cause the Escrow Agent to pay to Transferee the amount of the excess in cash within 10 days after the date of delivery of the Statement to Transferor.

   (iv) For purposes of the Agreement (a) the term "Long-Term Debt" shall mean all long-term liabilities of the Company as of the Closing Balance Sheet Date, including deferred taxes and capitalized lease obligations, all as determined in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP"); (b) the term "Current Assets" shall mean the current assets of the Company as of the Closing Balance Sheet Date, as determined in accordance with GAAP (excluding the note receivable from Charles Crawford carried on the books of the Company at $132,675.35 as of May 31, 1997); and (c) the term "Current Liabilities" shall mean the current liabilities of the Company as of the Closing Balance Sheet Date, as determined in accordance with GAAP; provided, however, that all expenses of the Company or Transferor (other than the review fee to be paid by the Company to KPMG Peat Marwick) incurred in connection with the transactions contemplated hereby which are payable by the Company shall be accrued as of such date and included in Current Liabilities. Accounts receivable on the books of the Company at the Closing Balance Sheet Date that remain uncollected on the date of the Statement and which are over ninety (90) days past due, if so identified by Transferee, shall not be included in Current Assets and such accounts receivable so identified shall be assigned to Transferor without recourse.

   1.3.   Arbitrating Accountants. If Transferee or Transferor elects to
          -----------------------
exercise its right as provided in this Agreement to refer a matter for determination pursuant to this Section, such party shall promptly notify the other party of such election and the parties shall submit the matter to a

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

national independent public accounting firm (other than the regular accountants for any party) reasonably acceptable to each party (the "Arbitrating Accountants") within ten (10) days following such election. The Arbitrating Accountants shall be instructed to render a decision, which shall be binding upon both parties, within thirty (30) days. Each party shall be entitled to present any information or analysis concerning the matter in good faith to the Arbitrating Accountants. Transferee and Transferor shall each bear their own fees and expenses, and the fees and expenses of the Arbitrating Accountants shall be shared equally by Transferee and Transferor.


                      2.  REPRESENTATIONS AND WARRANTIES
                               OF THE TRANSFEROR

   Transferor hereby represents and warrants to Transferee as follows:

   2.1.   Exhibit 2.  The statements in Exhibit 2 attached hereto are true and
          ---------
correct.

   2.2.   Stock Ownership. Transferor owns, beneficially and of record, with
          ---------------
full power to vote, 1000 shares of Company Common Stock and such shares are so held by Transferor free and clear of all liens, encumbrances and claims whatsoever.

   2.3.   Authority.  Transferor has full right, power, legal capacity and
          ---------
authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by Transferor (each a "Transferor Related Document") and (ii) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Transferor and constitutes, and each Transferor Related Document, when duly executed and delivered by Transferor will constitute, legal, valid and binding obligations of Transferor enforceable against Transferor in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

   2.4.   Consents.  Other than any action which may be required pursuant to
          --------
federal or state securities laws and regulations, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Transferor of this Agreement or any Transferor Related Document. The execution, delivery and performance by Transferor of this Agreement and Transferor Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which Transferor is a party or by which Transferor or Transferor's assets or properties may be bound or affected or any law, rule or regulation applicable to Transferor (other than federal or state securities laws and regulations) or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Transferor.

            3.  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

   3.1.   Representations and Warranties.  Transferee hereby represents and
          ------------------------------
warrants to Transferor as follows:

          3.1.1. Organization. Transferee is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Texas. Transferee is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Transferee Material Adverse Effect (as defined below).

          3.1.2. Capitalization of Transferee.  As of the date hereof, the total
                 ----------------------------
authorized capital stock of Transferee is 100,000,000 shares of GMAC Common Stock, of which 19,001,755 shares are issued and outstanding and of which 0 shares are held in the treasury of Parent, 50,000,000 shares of Preferred Stock, $.001 par value, divided into 15,000,000 shares of Series A Preferred Stock, of which 45,137 shares are issued and outstanding, 678,920 shares of Series B Preferred Stock, of which 0 shares are issued and outstanding, 130,000 shares of Series C Preferred Stock, of which 100,000 shares are issued and outstanding, 1,800,000 shares of Series D Preferred Stock, of which 1,568,000 shares are issued and outstanding, 600,000 shares of Series E Preferred Stock, of which 580,000 shares are issued and outstanding, and 800,000 shares of Series F Preferred Stock, of which 0 shares are issued and outstanding. The outstanding shares of GMAC Common Stock and GMAC Preferred Stock have been duly and validly issued and are fully paid and non-assessable.

          3.1.3. Authority. Transferee has full right, power, legal capacity and
                 ---------
authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and to consummate the transactions contemplated herein and thereby (the "Transferee Related Documents"). This Agreement has been duly executed and delivered by Transferee and constitutes, and all Transferee Related Documents, when executed and delivered by Transferee will constitute, legal, valid and binding obligations of Transferee, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.4. Consents. No approval, consent, order or action of or filing
                 --------
with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Transferee of this Agreement or the Transferee Related Documents or the consummation by Transferee of the transactions contemplated hereby.

          3.1.5. Defaults. Transferee is not in default under or in violation
                 --------
of, and the execution, delivery and performance of this Agreement and Transferee Related Documents and the consummation by Transferee of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Transferee is a party or by which Transferee or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Transferee or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Transferee, which default or violation could adversely affect the ability of Transferee to consummate the transactions contemplated hereby or will have a Transferee Material Adverse Effect.

         3.1.6.  Investment Company. Transferee is not an "investment company"
                 ------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.1.7.  Financial Statements. Transferee has provided certain financial
                 --------------------
statements to Transferors ("Transferee Financial Statements") and such Transferee Financial Statements have been prepared in accordance with GAAP, are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of Transferee and its then existing consolidated subsidiaries as of the dates and for the periods indicated. The books and records of Transferee have been kept in reasonable detail and accurately and fairly reflect the transactions of Transferee.

         3.1.8.  Taxes. Transferee has either accrued, discharged or caused to
                 -----
be discharged, as the same have become due, or the Transferee Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of Transferee for the period ended December 31, 1996.

         3.1.9.  Full Authority.  Transferee has full power, authority and legal
                 --------------
right and has all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 2) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses, including the business of the Company, as being conducted on the date of this Agreement, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Transferee Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Transferee Material Adverse Effect.

         3.1.10. Access. Transferee has cooperated fully in permitting
                 ------
Transferor and his representatives to make a full investigation of the properties, operations and financial condition of Transferee; and afforded Transferor and his representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Transferee.

          3.1.11    Disclosure.  No representation or warranty by Transferee in
                    ----------
this Agreement and no statement contained any certificate delivered by Transferee to Transferor pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

         3.1.12     Transferee Material Adverse Effect.  The term "Transferee
                    ----------------------------------
Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Transferee and its consolidated subsidiaries, taken as a whole in an amount of $50,000 or more.


          4.   CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS

     Transferee and Transferor agree as follows:

     4.1  Transfer Restrictions.  Contemporaneously herewith, Transferor and
          ---------------------
Transferee are executing and delivering a Stock Transfer Restriction Agreement and a Registration Rights Agreement.

     4.2  Adoption of Shareholders Agreement.  Contemporaneously herewith,
          ----------------------------------
Transferor is executing and delivering to Transferee an adoption agreement pursuant to which Transferor agrees to be bound by the Amended and Restated Shareholders Agreement dated April 30, 1997 among Transferee and its existing shareholders, as amended, a copy of which has been delivered to Transferor.

     4.3  Employment Agreement.  Contemporaneously herewith, the Company and
          --------------------
Transferor are executing and delivering an employment agreement.

     4.4  Lease.  Contemporaneously herewith, the Company and Transferor are
          -----
executing and delivering a triple net lease agreement.

     4.5  Covenant Not to Compete.
          -----------------------

          (i) For the considerations specified in this Agreement and in recognition that the covenants by Transferor in this Section are a material inducement to Transferee to enter into and perform this Agreement, Transferor agrees that for the period from the date hereof to the later to occur of (a) the date which is five (5) years after the Closing Date or (b) the date which is one
(1) year following any termination of Transferor's employment under Transferor's employment agreement with the Company, Transferor will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held company whose gross assets exceed one hundred million dollars), investor, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business which involves indoor air quality, heating, ventilation and air conditioning, plumbing, sewer cleaning, or electrical contracting services within a 100 mile radius of Houston, Texas.

          (ii) Transferor agrees that the limitations set forth herein on Transferor's rights to compete with Transferee and its affiliates as set forth in clause (i) are reasonable and necessary for the protection of Transferee and its affiliates. In this regard, Transferor specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Transferor's activities specified herein, are reasonable and necessary for the protection of Transferee and its affiliates. Transferor agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (iii) Transferor agrees that the remedy at law for any breach by such Transferor of this Section 4.5 will be inadequate and that Transferee shall be entitled to injunctive relief.

     4.6       Escrow Agreement. Contemporaneously herewith, Transferor and
               ----------------
Transferee are executing and delivering an escrow agreement ("Escrow Agreement") with Joe L. Brotherton acting as escrow agent ("Escrow Agent"), and Transferee is delivering the Closing Cash Consideration, the GMAC Preferred Stock and the GMAC Common Stock to the Escrow Agent to be held and the cash invested by Escrow Agent pursuant to terms of the Escrow Agreement. Transferor shall bear all risk of loss with respect to all cash and securities deposited with the Escrow Agent and all earnings thereon, and in the event of loss thereof, Transferor shall be deemed to have received the amount of such cash and securities for all purposes of this Agreement. Transferee shall deliver to Escrow Agent the excess, if any, of the amount of the Final Cash Consideration over the Closing Cash Consideration pursuant to Section 1.2(iii) above. Transferee and Transferor shall execute and deliver joint written instructions directing Escrow Agent to release the cash and securities held by Escrow Agent pursuant to the Escrow Agreement, as follows:

     (i) Escrow Agent shall be directed to release to Transferee a cash amount equal to the excess, if any, of the amount of Closing Cash Consideration over the amount Final Cash Consideration in accordance with Section 1.2(iii) above;

     (ii) Escrow Agent shall be directed to release to Transferor the cash amount specified by Transferor as required to pay Transferor's federal income tax deposit, if any, resulting from the transactions contemplated by this Agreement;

     (iii) In the event that Transferor provides written notice to Transferee of Transferor's full and final acceptance of the transactions contemplated by this Agreement prior to the release from escrow pursuant to clause (iv) or (v) below, Escrow Agent shall be directed to release to Transferor all cash, GMAC Preferred Stock and GMAC Common Stock;

     (iv) In the event of the successful completion of Transferee's IPO, provided such cash and securities have not earlier been released to Transferor pursuant to clause (iii) above,

               Escrow Agent shall be directed to release to Transferor all cash, GMAC Preferred Stock and GMAC Common Stock;

     (v) In the event that Transferor elects to exercise its rescission election pursuant to Section 4.7.2 below prior to the successful completion of Transferee's IPO and prior to Transferor's full and final acceptance of the transactions contemplated by this Agreement pursuant to clause (iii) above, Escrow Agent shall be directed to release to Transferee all cash, GMAC Preferred Stock and GMAC Common Stock; and

     (vi) In the event that Transferor elects to participate in a Securities Exchange pursuant to Section 4.1.3 below, Escrow Agent shall be directed to release the GMAC Preferred Stock to Transferor.

     In the event that Transferor gives notice to Transferee of its full and final acceptance of the transactions contemplated by this Agreement, Transferor shall have no claim or cause of action against Transferee, its subsidiaries or affiliates for failure to effect the IPO and Transferor shall be deemed to have waived its rights (a) to rescind Transferee's acquisition of the Company Common Stock pursuant to Sections 4.7.2 and 4.8.2, (b) to effect a Securities Sale Transaction pursuant to Section 4.7.1, and (c) to effect a Securities Acquisition Transaction pursuant to Section 4.8.1.

     4.7       Certain Election. In the event that Transferee has not effected
               ----------------
an underwritten public offering of GMAC Common Stock (other than any offering pursuant to any registration statement (i) relating to any capital stock of Transferee or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of Transferee, or any of its subsidiaries (ii) relating to any employee benefit plan or interest therein, (iii) relating principally to any preferred stock or debt securities of Transferee, or (iv) filed pursuant to Rule 145 under the Securities Act of 1933, as amended, or any successor or similar provision) resulting in net cash proceeds to Transferee of at least $20,000,000 (the "IPO") on or before October 30, 1997:

     4.7.1     Securities Sale Election. Transferor may elect, by written notice
               ------------------------
to Transferee delivered on or before November 5, 1997 (the "First Election Notice") to call upon Transferee to acquire, for the cash amount of $2,476,776 plus simple interest thereon at a rate equal to the effective aggregate annual rate of return with respect to all investments by the Escrow Agent pursuant to the Escrow Agreement (the "Reference Rate") from the date hereof to the date of
                           --------------
the closing of such acquisition (the "Securities Sale Consideration") all of the shares of GMAC Preferred Stock and GMAC Common Stock issued by Transferee to Transferor pursuant to this Agreement ("Securities Sale Transaction"). In the event that Transferee determines not to agree to commit on or before November 10, 1997 to acquire such shares on or before December 31, 1997 in the Securities Sale Transaction, Transferee shall give written notice to Transferor ("Transferee Rejection Notice") that it has so determined not to agree to acquire such shares. In the event Transferee determines to agree to acquire such shares in the Securities Sale Transaction, Transferee shall, on or before November 10, 1997, give written notice to Transferor ("Transferee Acceptance Notice") that it agrees to acquire such shares. The Transferee Acceptance Notice shall also specify the date, time and place of the closing of the Securities Sale Transaction; provided that such closing shall be held on or before December 31, 1997. At such closing, Transferor shall deliver or cause to be delivered to Transferee or its designee stock certificates evidencing the GMAC Preferred Stock and the GMAC Common Stock duly endorsed and in proper form for transfer on the stock records of the Company with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title hereto, and Transferee or its designee shall deliver or cause to be delivered to Transferor the Securities Sale Consideration and a letter containing customary representations and warranties evidencing compliance with applicable securities laws. If the Transferee Acceptance Notice is not delivered to Transferor on or before November 10, 1997, Transferee will conclusively be deemed to have delivered a Transferee Rejection Notice to Transferor on November 10, 1997. Upon delivery or deemed delivery of the Transferee Rejection Notice, Transferor shall have no right to require Transferee to acquire any of GMAC Common Stock or GMAC Preferred Stock, pursuant to this Section 4.7.1.

     4.7.2     Rescission Election.  Transferor may elect, by written notice to
               -------------------
Transferee delivered on or before November 15, 1997, or, if Transferor has delivered to Transferee the First Election Notice, after the delivery or deemed delivery of the Transferee Rejection Notice, but in no event later than November 15, 1997 (the "Second Election Notice"), to require Transferee to transfer the Company Common Stock acquired by it pursuant hereto to the designees named in the Second Election Notice in a transaction (the "Rescission Transaction") for the following consideration (collectively, the "Rescission Consideration"): (i) the cash amount of the Final Cash Consideration, plus simple interest thereon at a rate equal to the Reference Rate from the date hereof to the date of the closing of the Rescission Transaction; plus (ii) the return of the GMAC Common Stock and the GMAC Preferred Stock, duly endorsed and in proper form for transfer with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title; plus (iii) an amount equal to any additional cash invested in the Company since the Closing Date (whether as a contribution of capital for the purchase of stock, or in the form of loans); minus (iv) the net amount of cash dividends and distributions from the Company (including charges for corporate overhead paid to Transferee or any of its affiliates) since the Closing Date (other than for goods and services provided to the Company at prices comparable to those available from third parties). At the closing of the Rescission Transaction, Transferor shall deliver to Transferee cash and securities, in addition to the cash and securities released to Transferee pursuant to Section 4.6(v), such that the aggregate consideration received by Transferee for the Rescission Transaction is not less than the Rescission Consideration. At the closing of the Rescission Transaction, Transferee shall deliver the Company Common Stock to Transferor duly endorsed and in proper form for transfer with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title, and the Company and its assets shall be free of debt except for debt existing on the Closing Date, debt used to purchase assets exclusively for the direct benefit of the Company, and debt related to working capital incurred in the ordinary course of business. The Rescission Transaction will be structured in a manner that will eliminate or reduce to the maximum extent possible any adverse tax consequences both to Transferor and Transferee. In addition, the terms of the Rescission Transaction will be such that Transferee and Transferor will receive no unreasonable benefit or detriment therefrom. The Second Election Notice will contain the addresses of the designee named therein and all of the proposed terms of the Rescission Transaction. The proposed terms of the Rescission Transaction contained in the Second Election Notice shall be final, conclusive and binding for purposes of this Agreement unless Transferee shall deliver to Transferor a written notice of disagreement ("Notice of Objection") with any such proposed terms within 5 business days following receipt of the Second

Election Notice, specifying in reasonable detail the nature and extent of such disagreement. If within 5 days following receipt by Transferor of a Notice of Objection, Transferee and Transferor are unable to resolve any disagreement with respect to the proposed terms of the Rescission Transaction as set forth in the Second Election Notice, the disagreement shall be submitted for resolution to the Arbitrating Accountants, pursuant to Section 1.3, who shall resolve the issues in dispute, and giving effect to such resolution, determine the final terms of the Rescission Transaction. The Arbitrating Accountants shall determine and resolve only those issues in dispute. The Arbitrating Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them, (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Transferee and Transferor, (d) set forth the final terms of the Rescission Transaction, and (e) be subject to appeal only through the arbitration procedure described in Section 4.7.3.

     4.7.3     Arbitration regarding Rescission or Transfer. This Agreement
               --------------------------------------------
shall be governed exclusively by the laws of the State of Texas; provided, however, that the following arbitration provision shall be governed exclusively by the Federal Arbitration Act, 9 U. S. C. (S) 1 et. seq. Any and all controversies, claims or disputes between Transferee and Transferor relating to the Rescission Transaction or the Transfer Transaction shall be exclusively resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") with arbitration to occur at Houston, Texas. Administration of the arbitration shall be by the AAA. If there are no Commercial Arbitration Rules of the AAA then prevailing, the rules used shall be the closest appropriate rules determined by the AAA. Each party shall pay its own costs and attorneys' fees unless otherwise determined by the arbitrator(s). Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     4.7.4     Other.  Transferee will cooperate fully with Transferor in
               -----
obtaining any consent required from Transferee's lenders to effect a Securities Sale Transaction or a Rescission Transaction as contemplated hereby. On the closing of a Rescission Transaction, all noncompetition agreements between Transferee and any employee of the Company who does not continue employment with Transferee or its affiliates will be terminated. At the closing of a Securities Sale Transaction or a Rescission Transaction, the parties will enter into mutual releases under which the parties release all claims against each other which have arisen or could arise based on events, acts or omissions occurring or existing prior to such closing. Upon consummation of a Recession Transaction, Transferee will not solicit the employment of any employee of the Company, provided that for purposes of this Section, "solicit" does not include advertising in any public medium.

     4.8       Additional Elections. In the event Transferee has not effected an
               --------------------
IPO on or before December 31, 1998 and neither a Securities Sale Transaction nor a Rescission Transaction as provided in Section 4.7 has been consummated by
Transferor:

               4.8.1     Securities Acquisition Election. Transferor may elect,
                         -------------------------------
by written notice to Transferee delivered on or before January 31, 1999 (the "Third Election Notice") to call upon Transferee to acquire, for the cash amount of $2,476,776 plus simple interest thereon at the Reference Rate from the date hereof to the date of the closing of such acquisition (the "Securities Acquisition Consideration") all of the shares of GMAC Preferred Stock and GMAC Common Stock issued by Transferee to Transferor pursuant to this Agreement ("Securities Acquisition Transaction") within 90 days of Transferee's receipt of the Third Election Notice. In the event that Transferee determines not to agree to acquire such shares within 90 days of Transferee's receipt of the Third Election Notice in the Securities Acquisition Transaction, Transferee shall, within 60 days of receipt of the Third Election Notice, give written notice to Transferors ("Transferee Second Rejection Notice") that it has so determined not to agree to acquire such shares. In the event Transferee determines to agree to acquire such shares in the Securities Acquisition Transaction, Transferee shall, within 60 days of receipt of the Third Election Notice, give written notice to Transferors ("Transferee Second Acceptance Notice") that it agrees to acquire such shares. The Transferee Second Acceptance Notice shall also specify the date, time and place of the closing of the Securities Acquisition Transaction; provided that such closing shall be held not more than 90 days after delivery of the Third Election Notice. At such closing, Transferor shall deliver or cause to be delivered to Transferee or its designee stock certificates evidencing the GMAC Preferred Stock and the GMAC Common Stock duly endorsed and in proper form for transfer on the stock records of the Company with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title hereto, and Transferee or its designee shall deliver or cause to be delivered to Transferor the Securities Acquisition Consideration and a letter containing customary representations and warranties evidencing compliance with applicable securities laws. If the Transferee Second Acceptance Notice is not delivered to Transferor within 60 days of Transferee's receipt of the Third Election Notice, Transferee will conclusively be deemed to have delivered a Transferee Second Rejection Notice to Transferor on the 60th day after Transferee's receipt of the Third Election Notice. Upon delivery or deemed delivery of the Transferee Rejection Notice, Transferors shall have no right to request Transferee to acquire any shares of GMAC Common Stock, GMAC Preferred Stock, pursuant to this Section 4.8.1.

               4.8.2     Transfer Transaction Election. Within 20 days after the
                         -----------------------------
delivery or deemed delivery of the Transferee Second Rejection Notice, Transferor may, by written notice to Transferee delivered within such 20 day period (the "Fourth Election Notice") require Transferee to transfer the stock or assets of the Company to the designees named in the Third Election Notice in a transaction (the "1 Transfer Transaction") structured to (i) relieve Transferee and its affiliates of any liability on the then remaining indebtedness attributable to the financing of the transactions contemplated hereby (ii) take into account any capital Transferee invested in/or withdrew from the Company (other than for debt service on the foregoing, but including charges for corporate overhead paid to Transferee or any of its affiliates) from the date hereof to the closing of the Transfer Transaction, and (iii) relieve Transferee from or otherwise satisfy any income tax consequences to Transferee from the Transfer Transaction. The terms of the Transfer Transaction will be such that Transferee will receive no economic benefit or detriment therefrom. The Fourth Election Notice will contain the addresses of the designee named therein and all of the proposed terms (including the consideration payable to Transferee or the Company) of the Transfer Transaction. The proposed terms of the Transfer Transaction contained in the Fourth Election Notice shall be final, conclusive and binding for purposes of this Agreement unless Transferee shall deliver to Transferor a written notice of disagreement ("Second Notice of Objection") with any such proposed terms within 20 business days following receipt of the Fourth Election Notice, specifying in reasonable detail the nature and extent of such disagreement. If within 10 business days following receipt by Transferor of a Second Notice of Objection, Transferee and Transferor are unable to resolve any disagreement with respect to the proposed terms of the Transfer Transaction as set forth in the Fourth Election Notice, the disagreement shall be submitted for resolution to the Arbitrating Accountants, pursuant to Section 1.3, who shall resolve the issues in dispute, and giving effect to such resolution, determine the final terms of the Transfer Transaction. The Arbitrating Accountants shall determine and resolve only those issues in dispute. The Arbitrating Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them, (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Transferee and Transferor, (d) set forth the final terms of the Transfer Transaction, and (e) be subject to appeal only through the arbitration procedure described in Section 4.7.3.

               4.8.3     Other. Transferee will cooperate fully with Transferor
                         -----
in obtaining any consent required from Transferee's lenders to effect a Securities Acquisition Transaction or a Transfer Transaction as contemplated hereby. On the closing of a Transfer Transaction, all noncompetition agreements between Transferee and any employee of the Company who does not continue employment with Transferee or its affiliates will be terminated. At the closing of a Securities Acquisition Transaction or a Transfer Transaction, the parties will enter into mutual releases under which the parties release all claims against each other which have arisen or could arise based on events, acts or omissions occurring or existing prior to such closing. Upon consummation of a Rescission Transaction, Transferee will not solicit the employment of any employee of the Company, provided that for purposes of this Section, "solicit" shall not include advertising in any public medium.

          4.9  Release.  Transferor does hereby (i) release, acquit and forever
               -------
discharge the Company from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of Transferor hereunder, except for salary and benefits payable to Transferor as an employee in the ordinary course of business; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Closing Date; and (iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights. Nothing herein shall be construed to effect a waiver or release of any rights of Transferor that may arise after the signing of this Agreement.

          4.10 Release of Transferor.  Within 30 days after the date hereof,
               ---------------------
Transferee will cause Transferor to be released from any liability under his personal guaranties of the indebtedness of the Company described in Schedule 11 of the Disclosure Schedule (as defined in Exhibit 2); provided that the indebtedness so guaranteed does not exceed $221,654.

          4.11 Elimination of Expense. On or prior to the date hereof,
               ----------------------
Transferor will produce evidence to the satisfaction of Transferee and its lenders that the expenses of the Company as described on Exhibit 4.11 hereto have been eliminated as expenses of the Company as of and following the Closing Date.

          4.12 Note Repayments.  On or prior to the date hereof, Transferor will
               ---------------
produce evidence to the satisfaction of Transferee and its lenders that the $133,657 note receivable from Transferor to the Company will be collected in full.

          4.13 Exchange of GMAC Preferred Stock. Transferee hereby agrees to
               --------------------------------
allow Transferor to exchange all or any portion of the GMAC Preferred Stock delivered to Transferor or the Escrow Agent at the Closing based on a ratio of
6.3 shares of GMAC Preferred Stock for each one whole share of GMAC Common Stock on the terms set forth in this Section 4.1.3 ("Securities Exchange"); provided that Transferor or Escrow Agent is the holder of such GMAC Preferred Stock immediately prior to such exchange. Fractional shares of GMAC Common Stock will not be issued in the Securities Exchange. If a fractional share of GMAC Common Stock would be issued under the foregoing ratio, the number of shares to be issued shall be rounded down to the next whole share of GMAC Common Stock. In the event Transferee determines to effect an IPO, Transferee will give Transferor written notice ("Exchange Notice") of the date on which Transferee, in good faith and in consultation with its underwriters, expects to file a registration statement in connection with such IPO ("Filing Date") giving Transferor the right to complete a Securities Exchange. Within 5 days after receiving the Exchange Notice, Transferor shall give Transferee written notice ("Exchange Acceptance") of whether he intends to complete a Securities Exchange under this Section 4.1.3, which Exchange Acceptance shall state the number of shares of GMAC Preferred Stock to be included in the Securities Exchange. In the event the expected Filing Date is delayed by more than 30 days from the estimated Filing Date, Transferee will give Transferor written notice ("Supplemental Exchange Notice") of any other expected Filing Date giving Transferor the right to withdraw or amend his Exchange Acceptance. Promptly (but in no event exceeding 2 days) after receiving a Supplemental Exchange Notice, Transferor shall deliver to Transferee a written notice ("Supplemental Acceptance") of his decision with respect to a Securities Exchange, stating the number of shares of GMAC Preferred Stock to be included in the Securities Exchange. Notwithstanding anything in this Section 4.1.3 to the contrary, if Transferor fails to properly deliver an Exchange Acceptance or a Supplemental Acceptance, Transferor shall be conclusively deemed to have elected not to complete a Securities Exchange, and Transferee shall have no further obligation to complete the Share Exchange under this Section. Transferor and Transferee will schedule a closing of the Securities Exchange at a mutually convenient time and place prior to the IPO. At such closing, Transferor shall deliver all stock certificates evidencing the GMAC Preferred Stock duly endorsed and in proper form for transfer on the stock records of Transferee and Transferee will deliver to Transferor certificates representing the number of shares of GMAC Common Stock to be issued to Transferor in the Securities Exchange. Notwithstanding the provisions of this Section 4.1.3, Transferee hereby retains the obligation to redeem any portion of Transferor's GMAC Preferred Stock that is not exchanged pursuant to this Section 4.1.3 for cash at the closing of the IPO.

          4.14 Transition Covenant. The parties agree that it is in the best
               -------------------
interest of the Company that the Company continue to conduct its business operations according to the same standards of quality and expansion that have been established by the Company's current management. Accordingly, as of and after the date hereof, Transferor, in his capacity as President of the Company shall have the authority to operate the Company in a manner reasonably necessary to maintain such operational quality and expansion goals previously established, including the specific authority to cause the Company to (i) make reasonable expenditures and investments to achieve established expansion goals,

(ii) maintain the Company's present and future equipment in proper working condition, (iii) furnish the Company's employees with necessary tools and equipment to perform their respective functions in an efficient manner, and (iv) project an image of quality to the Company's customers, vendors, employees and the general public. In recognition of the foregoing, within 30 days prior to the end of the Company's 1996-97 fiscal year end, Transferor, on behalf of the Company, shall submit a reasonable operating budget to Transferee reflecting amounts which Transferor in good faith believes is necessary to achieve the Company's operational and expansion goals during the 1997-98 fiscal year. Subject to the approval of such operating budget by the Executive Vice President-Acquisition and Finance of Transferee, Transferee shall provide (or cause the Company to provide) the resources reasonably necessary to fund the expenditures and instruments reflected in such operating budget, whether from funds generated internally by the Company, or through Transferee's working capital lines of credit, or otherwise. Thereafter, Transferee agrees to continue to support the Company in achieving its operational and expansion objectives in such manner as Transferee and Transferor, as a representative of the Company, in good faith shall agree.

          4.15 Other Closing Documents.  Contemporaneously herewith:
               -----------------------

               (i) Transferor is delivering to Transferee an opinion of legal counsel satisfactory to Transferee; and

               (ii) Transferee is delivering to Transferor (a) an opinion of legal counsel satisfactory to Transferor, and (b) certified resolutions of the Board of Directors of Transferee in form satisfactory to Transferor.

          4.16 Indemnity for Certain Uninsured Losses.  In addition to any other
               --------------------------------------
indemnity provisions contained herein, Transferor shall indemnify and hold harmless all of the Transferee Related Parties (as defined below) from and against any and all Losses (as defined below) arising from, out of or in any manner connected with any claim relating to any fire which was caused or alleged to have been caused by any act or omission of any employee, agent, or other person acting, or alleged to have been acting, on behalf of Transferor or the Company; provided, however, that such indemnity shall be payable only to the extent that such Losses are not reimbursed by Insurance. Indemnifiable Losses under this Section shall be paid pursuant to the procedure set forth in Section
5.4 below.

                         5. SURVIVAL, INDEMNIFICATIONS

          5.1  Survival.  The representations and warranties set forth in this
               --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of Transferor herein and of Transferor and the Company in Transferor Related Documents and the Company Related Documents (as defined in Exhibit 2) other than those of Transferor in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of Exhibit 2 shall survive for a period of thirty-six
(36) months after the date hereof and the representations and warranties of Transferor contained in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of
Exhibit 2 shall survive for the maximum period permitted by applicable law. The representations and warranties of Transferee herein and in the Transferee Related Documents, other than those in Sections 3.1.3 and 3.1.4, shall survive for a period of thirty-six (36) months after the date hereof and the representations and warranties of Transferee contained in Sections 3.1.3 and
3.1.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 5.1 are referred to herein as the "1 Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

     5.2  Indemnification.
          ---------------

          5.2.1     Transferee Indemnified Parties. Subject to the provisions of
                    ------------------------------
Sections 5.1 and 5.3 hereof, Transferor shall indemnify, save and hold harmless Transferee, the Company and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Transferee Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

          (i) the breach of any covenant of Transferor or the Company or the failure by Transferor or the Company to perform any obligation of Transferor or the Company contained herein or in any Company Related Document or Transferor Related Document;

          (ii) any inaccuracy in or breach of any representation or warranty of Transferor contained herein or in any Transferor Related Document;

          (iii) any inaccuracy in or breach of any representation or warranty of the Company conta ined in any Company Related Document;

          (iv) indemnification payments made by the Company to its present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing; and

          (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed in the Disclosure Schedule or (b) disclosed in the Company Financial Statements (as defined in Exhibit 2).

          5.2.2     Transferee Indemnity. Subject to the provisions of Sections
                    --------------------
5.1 and 5.3, Transferee shall indemnify, save and hold harmless Transferor and Transferor's heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

          (i) any breach of any covenant of Transferee or the failure by Transferee to perform any obligation of Transferee contained herein or in the Transferee Related Documents;

          (ii) any inaccuracy in or breach of any representation or warranty of Transferee contained herein or in the Transferee Related Documents; and

          (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the date hereof and involving or relating to the assets, properties, businesses or operations of the Company; provided, however, that clause (iii) shall not apply to any Losses to the extent that such Losses result from Transferor's acts or omissions after the date hereof as an officer, director and/or employee of Transferee or the Company and/or any other affiliate of Transferee.

The foregoing indemnities shall not limit or otherwise adversely affect Transferee Indemnified Parties' rights of indemnity for Losses under Section 5.2.1.

     5.3  Limitations.  The aggregate liability of Transferor under Sections
          -----------
5.2.1 and aggregate liability of Transferee under Section 5.2.2 shall not exceed actual compensatory damages necessary to compensate the injured party for the loss sustained, and in no event shall include consequential, punitive, exemplary or other damages.

     5.4  Notice. The party (the "1 Indemnified Party") which may be entitled to
          ------
indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "1 Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 5.4 shall relieve the Indemnifying Party of its obligations under this Article 5 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice. Transferee shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) Transferor shall at all times have the right, at his option, to participate fully therein, and (ii) if Transferee does not proceed diligently to defend the third-party claim, suit action or proceeding within ten (10) days after receipt of notice of such third-party claim, suit, action or proceeding, Transferor shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Transferee Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on ten (10) days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives ten (10) days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto (" Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within ten (10) days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 5.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party which are pertinent to the defense. The parties agree that the Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.


                               6. MISCELLANEOUS

     6.1  Notice. Any notice, delivery or communication required or permitted to
          ------
be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

          To Transferor:                        With copies to:

          Mr. Charles Crawford                  Mr. Glynn D. Nance, Sr.
          c/o Charlie Crawford, Inc.            1111 North Loop West, Suite 810
          1309 Pennsylvania                     Houston, Texas 77008-4713
          South Houston, Texas  77587           Telecopy:  713-880-8454
          Telecopy:  713-941-7203               and

                                                Mr. Joe L. Brotherton
                                                7324 S. W. Freeway, Suite 960
                                                Houston, Texas  77074
                                                Telecopy:  713-988-9392
          To Transferee:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy:  (713) 626-4766
or other such address as shall be furnished in writing by any such party to the other party, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 6.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

     6.2  Further Documents.  Transferor shall, at any time and from time to
          -----------------
time after the date hereof, upon request by Transferee and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by Transferor hereunder.

     6.3  Assignability.  Transferor shall not assign this Agreement in whole or
          -------------
in part without the prior written consent of Transferee, except by the operation of law. Transferee may assign its rights under this Agreement, the Company Related Documents and Transferor Related Documents without the consent of Transferor.

     6.4  Exhibits and Schedules.  The Exhibits and Schedules (and any
          ----------------------
appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

     6.5  Sections and Articles.  Unless the context otherwise requires, all
          ---------------------
Sections and Articles referred to herein are, respectively, sections and articles of this Agreement and all Exhibits and Schedules referred to herein are, respectively, exhibits, and schedules constituting a part of the Disclosure Schedule.

     6.6  Entire Agreement.  This Agreement and the related documents hereto
          ----------------
constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

     6.7  Headings.  Headings as to the contents of particular articles and
          --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

     6.8  CONTROLLING LAW, JURISDICTION AND VENUE.  THE VALIDITY, INTERPRETATION
          ---------------------------------------
AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any suit, action or proceeding arising with respect to the validity, construction, enforcement or interpretation of this Agreement, and all issues relating in any matter hereto, shall be brought in the United States District Court for the Southern District of Texas, or in the event that federal jurisdiction does not pertain, in the state courts of the State of Texas in Harris County. Each of the parties hereto hereby submits and consents to the jurisdiction of such courts for the purpose of any such suit, action or proceeding and hereby irrevocably waives (i) any objection which any of them may now or hereafter have to the laying of venue in such courts, and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Upon the written request of Transferor in connection with any claim or other disputed matter arising under or related to this Agreement, Transferee shall cause each of its subsidiaries which may hereafter own or control the Company, directly or indirectly, to provide its written consent and agreement to be bound by the provisions of this Section as if such subsidiary were a party hereto.

     6.9  Public Announcements.  No press release, public announcement,
          --------------------
confirmation or other information regarding this Agreement or the contents hereof shall be made by any party or the Company without the prior consultation of Transferor and Transferee, except as may be necessary in the opinion of counsel of any party to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such party may be listed. Notwithstanding the foregoing, the Company may make appropriate disclosures of the general nature of the transaction contemplated hereby to its employees, vendors and customers to protect the Company's good will and to facilitate the consummation of the transactions contemplated hereby, and Transferee may disclose pertinent information regarding the transaction contemplated hereby to its existing and prospective investors, lenders or investment bankers or financial advisors for the purposes of obtaining financing (including a contemplated IPO). Transferee may also make appropriate disclosures of the general nature of the transaction contemplated hereby and the identity, nature and scope of the Company's operations to prospective acquisition candidates in its efforts to attract additional acquisitions for Transferee. Transferee and Transferor shall jointly approve the contents of any press releases, written employee presentations or other materials of potentially wide distribution that disclose or refer to the transaction contemplated hereby, except for such press releases or other communications required by law.

     6.10 No Third Party Beneficiaries.  Except as set forth in Article 5, no
          ----------------------------
person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     6.11 Amendments and Waivers.  This Agreement may be amended by Transferee
          ----------------------
and Transferor; provided that all amendments to this Agreement must be by an instrument in writing signed on behalf of Transferee and by Transferor. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

     6.12 No Employee Rights.   Nothing herein expressed or implied (other than
          ------------------
the employment agreements being delivered in connection with this Agreement) shall confer upon any employee of the Company (other than Charles Crawford in his capacity as a shareholder of the Company), any legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

     6.13 Non-Recourse.  This Agreement is being entered into between Transferee
          ------------
and Transferor and shall be binding and effective with respect to each of them pursuant to its terms, provided there shall be no recourse with respect to any obligation under this Agreement against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than Transferor as set forth herein), past, present or future, of Transferee or of any successor corporation.

     6.14 When Effective.  This Agreement shall become effective only upon the
          --------------
execution and delivery of one or more counterparts of this Agreement by each of Transferee and Transferor.

     6.15 Number and Gender of Words.  Whenever herein the singular number is
          --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     6.16 Invalid Provisions.  If any provision of this Agreement is held to be
          ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     6.17 Multiple Counterparts.  This Agreement may be executed in a number of
          ---------------------
identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     6.18 Expenses.  Each of the parties shall bear all of their own expenses in
          --------
connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Company may pay the costs of any financial advisor, broker or finder engaged by Transferor and the accounting and review fees and expenses of KPMG Peat Marwick; and provided further that all fees, costs and expenses incurred or payable by the Company (other than such accounting and review fees and expenses) in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby and the costs of any such financial advisor, broker or finder (collectively, "Transaction Costs") shall be included in Current Liabilities.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                         TRANSFEREE:

                         GROUP MAINTENANCE AMERICA CORP.


                         By: /s/ Chester J. Jachimiec
                             ---------------------------------------------------
                              Chester J. Jachimiec, Executive Vice President

                         TRANSFEROR:


                         /s/ Charles Crawford
                         -------------------------------------------------------
                         CHARLES CRAWFORD (Individually)